UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 403 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [ ]

Explanatory Note

Deluxe Corporation ("the Company") is furnishing this Amendment No. 1 on Form 8-K/A to amend certain statements made in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019, as described further in Item 2.02 below.

Section 2 - Financial Information

Item 2.02   Results of Operations and Financial Condition.

On February 21, 2019, management of the Company became aware of additional information regarding pending litigation matters in our Small Business Services segment, stemming from matters with Company affiliates that originated in 2013. As a result, the Company is amending its previously reported results for the quarter and full year ended December 31, 2018 as follows:

•	Selling, general and administrative expense increased $8.5 million for the quarter and full year ended December 31, 2018;

•	Net income decreased $6.3 million for the quarter and full year ended December 31, 2018;

•	Diluted earnings per share decreased $0.14 for the fourth quarter of 2018 and $0.13 for the year ended December 31, 2018; and

•	Adjusted diluted earnings per share decreased $0.14 for the fourth quarter of 2018 and $0.13 for the year ended December 31, 2018.(1)

A table outlining the line item changes to our results from operations and the amounts previously reported on January 24, 2019 is provided below. Additionally, the consolidated balance sheet as of December 31, 2018 was amended as follows:

•	Total assets increased $0.7 million;

•	Total liabilities increased $7.0 million; and

•	Shareholders' equity decreased $6.3 million.

Total cash provided by operating activities for the year ended December 31, 2018, as previously reported on January 24, 2019, remained unchanged at $339.3 million.

(1) See the reconciliation of reported diluted earnings per share to adjusted diluted earnings per share on the following page.

DELUXE CORPORATION
(in millions, except per share data)
(Unaudited)

	Amended Results		Previously Reported Results
	February 26, 2019		January 24, 2019
	Quarter Ended December 31, 2018	Year Ended December 31, 2018	Quarter Ended December 31, 2018	Year Ended December 31, 2018
Selling, general and administrative expense	($224.7)	($854.1)	($216.2)	($845.6)
Operating income	78.0	231.2	86.5	239.7
Income before income taxes	72.3	212.6	80.8	221.2
Income tax provision	(15.1)	(63.0)	(17.3)	(65.3)
Net income	57.2	149.6	63.5	155.9
Diluted earnings per share	1.25	3.16	1.39	3.29
Adjusted diluted earnings per share(1)	1.40	5.56	1.54	5.69
EBITDA(2)	114.7	370.8	123.2	379.4
Adjusted EBITDA(2)	125.8	502.8	134.3	511.4

Segment operating income:
Small Business Services	$47.5	$119.8	$56.0	$128.3
Financial Services	20.4	69.9	20.4	69.9
Direct Checks	10.1	41.5	10.1	41.5
Total	$78.0	$231.2	$86.5	$239.7

Adjusted segment operating income:(3)
Small Business Services	$54.3	$235.0	$62.8	$243.5
Financial Services	24.4	85.7	24.4	85.7
Direct Checks	10.4	42.0	10.4	42.0
Total	$89.1	$362.7	$97.6	$371.2

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(1) Management believes that adjusted diluted earnings per share (EPS) provides useful additional information for investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of certain items (i.e., restructuring and integration costs, transaction costs, CEO transition costs, asset impairment charges, loss on debt retirement, and one-time impacts of accounting for federal tax reform) that impact the comparability of reported net income and which management believes to be non-indicative of ongoing operations. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operations. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Reported EPS reconciles to adjusted EPS as follows:

	Amended Results		Previously reported results
	Quarter Ended December 31, 2018	Year Ended December 31, 2018	Quarter Ended December 31, 2018	Year Ended December 31, 2018
Reported Diluted EPS	$1.25	$3.16	$1.39	$3.29
Asset impairment charges	—	1.96	—	1.96
Restructuring and integration costs	0.11	0.34	0.11	0.34
CEO transition costs	0.04	0.11	0.04	0.11
Transaction costs	0.01	0.02	0.01	0.02
Loss on debt retirement	—	0.01	—	0.01
Impact of federal tax reform	(0.01)	(0.04)	(0.01)	(0.04)
Adjusted Diluted EPS	$1.40	$5.56	$1.54	$5.69

(2) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA are not GAAP measures of financial performance. We disclose EBITDA and Adjusted EBITDA because we believe they are useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items (i.e., restructuring and integration costs, transaction costs, CEO transition costs, asset impairment charges and loss on debt retirement) that may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles and interest expense in the current year and in previous years have been impacted by acquisitions. Certain transactions in 2018 also impacted the comparability of reported net income. We believe that measures of operating performance that exclude these impacts are helpful in analyzing our results. We also believe that an increasing EBITDA and Adjusted EBITDA depict increased ability to attract financing and an increase in the value of our business. We do not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, we believe that EBITDA and Adjusted EBITDA are useful performance measures that should be considered in addition to GAAP performance measures. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Amended Results		Previously reported results
	Quarter Ended December 31, 2018	Year Ended December 31, 2018	Quarter Ended December 31, 2018	Year Ended December 31, 2018
Net income	$57.2	$149.6	$63.5	$155.9
Interest expense	8.2	27.1	8.2	27.1
Income tax provision	15.1	63.0	17.3	65.3
Depreciation and amortization expense	34.2	131.1	34.2	131.1
EBITDA	114.7	370.8	123.2	379.4
Restructuring and integration costs	7.4	21.2	7.4	21.2
Transaction costs	0.6	1.8	0.6	1.8
CEO transition costs	3.1	7.2	3.1	7.2
Asset impairment charges	—	101.3	—	101.3
Loss on debt retirement	—	0.5	—	0.5
Adjusted EBITDA	$125.8	$502.8	$134.3	$511.4

(3) Management believes that operating income by segment, excluding restructuring and integration, transaction and CEO transition costs, as well as asset impairment charges, provides useful additional information for investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of items that affect the comparability of reported operating results and which management believes to be non-indicative of ongoing operations. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operations. The presentation below is not intended as an alternative to results reported in accordance with GAAP. Instead, Management believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Reported operating income reconciles to adjusted operating income as follows:

	Amended Results		Previously reported results
	Quarter Ended December 31, 2018	Year Ended December 31, 2018	Quarter Ended December 31, 2018	Year Ended December 31, 2018
Reported operating income	$78.0	$231.2	$86.5	$239.7
Non-GAAP adjustments:
Small Business Services	6.8	115.2	6.8	115.2
Financial Services	4.0	15.8	4.0	15.8
Direct Checks	0.3	0.5	0.3	0.5
Total	11.1	131.5	11.1	131.5
Adjusted operating income	$89.1	$362.7	$97.6	$371.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2019

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Chief Administrative Officer,
Senior Vice President and
General Counsel

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